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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                     FORM 8-K

                                   CURRENT REPORT


                         Pursuant to Section 13 or 15(d) of
                         The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 6, 1996
                                                  -----------------

                               WAYNE  BANCORP, INC.
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             (Exact name of registrant as specified in its charter)


       Delaware                          0-20691                    22-3009651
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(State or other jurisdiction          (Commission                 (IRS Employer
   of incorporation)                   File Number)                  ID Number)


1195 Hamburg Turnpike, Wayne, New Jersey                               07474
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(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code               (201) 305-5500
                                                                 --------------


                                        N/A
- --------------------------------------------------------------------------------
          (Former name of former address, if changed since last report.)

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Item 5.  Other Events
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     As indicated in the Press Release attached  hereto,  William E. Vanderberg,
President and Chief Executive Officer and a member of the Board of Directors of Wayne Bancorp, Inc. (the "Company") and its wholly-owned subsidiary, Wayne Savings Bank, F.S.B. (the "Bank") has resigned all of his positions with the Company and the Bank and its subsidiaries. In connection with his resignation, Mr. Vanderberg and the Company have agreed upon the severance and retirement benefits to which Mr. Vanderberg is entitled. As a result of such payments, the Company will incur a one-time charge to earnings in the quarter ending September 30, 1996 on an after-tax basis of approximately $460,000.

     The Company's Board of Directors also announced in the press release the immediate appointment of Johanna O'Connell as President and Chief Executive Officer of the Company and the Bank. Ms. O'Connell previously served as Vice President of the Company and Senior Vice President and Chief Lending Officer of the Bank.


Item 7.  Financial Statements and Exhibits
         ---------------------------------

         Exhibit 20 - Press Release dated September 6, 1996.




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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     WAYNE BANCORP, INC.
                                     (Registrant)


                                     By:   /s/ Harold P. Cook, III
                                           -------------------------------------
                                           Chairman of the Board



Dated:  September 6, 1996
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